JOINT FILING INFORMATION

Reporting Person:	ANGELO, GORDON & CO., L.P.

Address:	245 PARK AVENUE
26th FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	SHENGDATECH, INC. (SDTHQ)

Date of Event
Requiring Statement:	08/11/11

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact of JAMG
LLC, General Partner of AG Partners, L.P., General
Partner of Angelo, Gordon & Co., L.P.___________
Kirk Wickman, as Attorney-in-Fact of JAMG LLC,
General Partner of AG Partners, L.P., General Partner
of Angelo, Gordon & Co., L.P.

Reporting Person:	JOHN M. ANGELO

Address:	245 PARK AVENUE
26th FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	SHENGDATECH, INC. (SDTHQ)

Date of Event
Requiring Statement:	08/11/11

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact
Kirk Wickman, as Attorney-in-Fact

Reporting Person:	MICHAEL L. GORDON

Address:	245 PARK AVENUE
26th FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.

Issuer and Symbol:	SHENGDATECH, INC. (SDTHQ)

Date of Event
Requiring Statement:	08/11/11

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact
Kirk Wickman, as Attorney-in-Fact